UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2018

DELANCO BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-55087	80-0943940
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Burlington Avenue, Delanco, New Jersey, 08075

(Address of principal executive offices) (Zip Code)

(856) 461-0611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On March 12, 2018, Delanco Bancorp, Inc. (“Delanco”) and First Bank entered into an amendment (the “Amendment”) to the Agreement and Plan of Reorganization, dated as of October 18, 2017, by and between Delanco and First Bank (the “Merger Agreement”).

The Amendment amends various sections of the Merger Agreement to reflect that the shareholders of First Bank must also approve the merger of Delanco Federal Savings Bank, the wholly owned subsidiary of Delanco, with and into First Bank prior to the consummation of the transactions contemplated by the Merger Agreement.

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on October 24, 2017, remains in full force and effect as originally executed on October 18, 2017. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Additional Information and Where to Find It

In connection with the proposed merger, First Bank will file with the Federal Deposit Insurance Corporation (the “FDIC”) an offering circular that will include a proxy statement of Delanco and a proxy statement and prospectus of First Bank, as well as other relevant documents concerning the proposed transaction. The proposed merger will be submitted to Delanco’s shareholders and First Bank’s shareholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. SHAREHOLDERS OF DELANCO AND FIRST BANK ARE URGED TO READ THE OFFERING CIRCULAR AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE FDIC BY FIRST BANK, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the proxy statement/prospectus, as well as other filings containing information about First Bank, may be obtained at the FDIC’s Internet site (https://efr.fdic.gov/fcxweb/efr/index.html), when they are filed by First Bank. A free copy of the proxy statement/prospectus, as well as other filings containing information about Delanco, may be obtained at the SEC’s website (http://www.sec.gov), when they are filed by Delanco. You will also be able to obtain the offering circular which will include the proxy statement/prospectus, when it is filed, and the filings with the FDIC, for First Bank, and the SEC, for Delanco, that will be incorporated by reference into the proxy statement/prospectus, free of charge, from First Bank at www.firstbanknj.com under the heading “Investor Relations.” Copies of the proxy statement/prospectus can also be obtained, when it becomes available, free of charge, by directing a request to First Bank, 2465 Kuser Road, Hamilton, NJ 08690, Attention: Patrick L. Ryan, President and Chief Executive Officer, Telephone: (609) 643-0168 or to Delanco Bancorp, Inc., 615 Burlington Avenue, Burlington, NJ 08075, Attention: James Igo, Chairman, President and Chief Executive Officer, Telephone: (856) 461-0611.

Delanco and its directors and executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Delanco in connection with the proposed merger. Additional information regarding all of the participants in the solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Amendment No. 1 to the Agreement and Plan of Reorganization, dated as of October 18, 2017, between First Bank and Delanco Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELANCO BANCORP, INC.

Date: March 12, 2018	By:	/s/ James E. Igo
James E. Igo
President and Chief Executive Officer